EX-99.906CERT

Section 906 Certifications


                CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003



JOHN V. MURPHY, Chief Executive Officer, and BRIAN W. WIXTED Chief Financial
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Officer of Oppenheimer Select Managers Series - Gartmore Millennium Growth Fund II (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.



Chief Executive Officer                         Chief Financial Officer
Oppenheimer Select Managers                     Oppenheimer Select Managers
Series - Gartmore Millennium                    Series - Gartmore Millennium
Growth Fund II                                  Growth Fund II

/S/JOHN V. MURPHY                               /S/BRIAN W. WIXTED
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John V. Murphy                                  Brian W. Wixted

Date: 07/23/03                                  Date: 07/23/03